                                                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-1 of our report dated March 11, 1996, except for the second paragraph of Note 4 as to which the date is May 1, 1996, on our audit of the financial statements and financial statement schedule of Precision Response Corporation. We also consent to the reference to our firm under the captions "Selected Financial and Operating Data" and "Independent Public Accountants."


/s/ Coopers & Lybrand L.L.P.

COOPERS & LYBRAND L.L.P.

Miami, Florida
May 6, 1996